Exhibit 1.1

[                ] Shares

Orchid Island Capital, Inc.

Common Stock

UNDERWRITING AGREEMENT

[    ], 2012

Ladenburg Thalmann & Co. Inc.

As Representative of the several

Underwriters named in Schedule 1 attached hereto,

520 Madison Avenue

9th Floor

New York, NY 10022

Ladies and Gentlemen:

Orchid Island Capital, Inc., a Maryland corporation (the “Company”), proposes to issue and sell, subject to the terms hereto, [—] shares (the “Firm Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an option to purchase up to [—] additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

The Company is currently managed by Bimini Capital Management, Inc., a Maryland corporation (“Bimini”), and, beginning on the Initial Delivery Date (as defined below) will be externally managed by Bimini Advisors, LLC, a Maryland limited liability company and wholly owned subsidiary of Bimini (the “Manager” and, together with the Company and Bimini, the “Transaction Entities”), pursuant to a management agreement between the Company and the Manager (the “Management Agreement”) which will be entered into on or before the Initial Delivery Date (as defined below). In addition, on or before the Initial Delivery Date (i) the Company will effect a stock dividend of [—] shares for each outstanding share of Common Stock prior to the sale of the Firm Stock (the “Stock Dividend”), (ii) the Company, the Manager and Bimini will enter into an investment allocation agreement (the “Investment Allocation Agreement”), with an effective date as of the Initial Delivery Date, (iii) the Manager and Bimini will enter into an overhead sharing agreement (the “Overhead Sharing Agreement”), with an effective date as of the Initial Delivery Date, (iv) each of the Manager and each of the directors and officers of the Company will enter into lock-up agreements in the form of Exhibit A-1 hereto, with an effective date as of the Initial Delivery Date and (v) Bimini will enter into a lock-up agreement in the form of Exhibit A-2 hereto, with an effective date as of the Initial Delivery Date. Prior to the date of this Agreement, the Company has issued and sold an aggregate of 150,000 shares (the “Private Placement Shares”) of Common Stock to Bimini for proceeds to the Company of $15.0 million (the “Private Placement”) in one or more transactions exempt from registration under the Securities Act. Complete and correct copies of each of the Management Agreement, Investment Allocation Agreement and Overhead Sharing Agreement have been filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Registration Statement (as defined).

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and each Delivery Date (as defined below), and agrees with each Underwriter that:

(a) A registration statement on Form S-11 (No. 333-184538) relating to the Stock (as amended as of the Effective Date (as defined below), including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement (the “Registration Statement”) has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of the Registration Statement and any amendment thereto have been delivered by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means [        ] [a.m.][p.m.] (New York City time) on [    ], 2012;

(ii) “Effective Date” means the date and time as of which the Registration Statement was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 3 hereto and each Issuer Free Writing Prospectus listed on Schedule 3 hereto on or before the Applicable Time; and

(vi) “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional shares of Common Stock under Rule 462(b) of the Rules and Regulations (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

(e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

(f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

(g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Stock will not be required to be filed pursuant to the Rules and Regulations.

(i) The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(j) BDO USA, LLP (“BDO”), whose report appears in the Registration Statement, and is included in the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). BDO has not during the periods covered by the financial statements included in the Registration Statement and in the Pricing Disclosure Package and Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

(k) The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company (a “Material Adverse Effect”). The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

(l) The Company has an authorized and outstanding capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder conform in all material respects to the descriptions thereof contained in the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding.

(m) The issuance, sale and delivery of the Private Placement Shares by the Company to Bimini did not require registration under the Securities Act.

(n) The Stock has been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus, will be issued in compliance with federal and state securities laws and will be free of preemptive rights, rights of first refusal and similar rights pursuant to statute, contract or the Company’s charter or bylaws and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, free of any restriction upon the voting or transfer thereof pursuant to the Maryland General Corporation Law or the Company’s charter or bylaws or any agreement or instrument to which the Company is a party.

(o) The Company has full right, power and authority to execute and deliver this Agreement, the Management Agreement and the Investment Allocation Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(p) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

Each of the Management Agreement and the Investment Allocation Agreement when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(q) Each Transaction Document and the lock-up agreements contemplated hereby conform in all material respects to the descriptions thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus. The Company’s operating policies, investment guidelines and other policies described in the Registration Statement, Pricing Disclosure Package and Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(r) The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation of the transactions contemplated by the Transaction Documents and in the Registration Statement, Pricing Disclosure Package and Prospectus (including the issuance and sale of the Stock) and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Registration Statement, Pricing Disclosure Package and Prospectus and the compliance by the Company with its obligations under each of the Transaction Documents will not, whether with or without the giving of notice or passage of time, (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the charter or by-laws of the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except in the case of clauses (i) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

(s) No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required for the execution, delivery and performance by the Company of each of the Transaction Documents or the consummation of the transactions contemplated by each of the Transaction Documents and in the Registration Statement, Pricing Disclosure Package and Prospectus (including the issuance and sale of the Stock), or the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Registration Statement, Pricing Disclosure Package and Prospectus, except such as have been obtained or made and except for the registration of the Stock under the Securities

Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the New York Stock Exchange, applicable state or foreign securities laws or the by-laws and rules of the Financial Industry Regulatory Authority (the “FINRA”).

(t) Except as described in the Registration Statement, Pricing Disclosure Package and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(u) (i) No person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other class or series of stock of or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other class or series of stock or other equity interest in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Stock.

(v) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(w) Since the respective dates as of which information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, (i) the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Company, and (iii) there has not been any change in the capital stock or long-term debt of the Company.

(x) Since the respective dates as of which information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend or distribution on its capital stock, or redeemed any shares of any class of its capital stock.

(y) The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, Pricing Disclosure Package

and Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary selected financial data included in the Registration Statement, Pricing Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements included therein and the books and records of the Company. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, Pricing Disclosure Package and Prospectus under the Securities Act and the Rules and Regulations.

(z) The Company does not own any real property. The Company has good and marketable title to all of its assets and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, Pricing Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all assets and real and personal property held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such leases or affecting or questioning the rights of the Company to be in the continued possession of the leased premises under such leases.

(aa) The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company are in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that any expenditures (other than regular premium payments) are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for, and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(bb) All statistical and market-related data included in the Registration Statement, Pricing Disclosure Package and Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate in all material respects, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(cc) The Company is not, and as of the applicable Delivery Date and at no time during which a prospectus is required by the Securities Act to be delivered in connection with the sale of the Stock, the Company will not be, after giving effect to the offer and sale of the Stock and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(dd) The Company will make a timely election to be subject to taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). Commencing with its short taxable year ending December 31, 2012, the Company has been, and upon the sale of the Stock will be, organized in conformity with the requirements for qualification and taxation as a REIT. The Company’s intended method of operation as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code. The Company operates in a manner which would permit it to qualify and be taxed as a REIT under the Code and the Company has no intention of changing its proposed and current method of operation or engaging in activities which would cause it to fail to qualify or make economically undesirable, its qualification as a REIT under the Code.

(ee) The description of the Company’s organization and intended method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, Pricing Disclosure Package and Prospectus is accurate and presents fairly the matters referred to therein. The Company’s operating policies and investment guidelines described in the Registration Statement, Pricing Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(ff) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or, to the Company’s knowledge, any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated by any of the Transaction Documents.

(gg) There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus or, in the case of documents to be filed as exhibits to the Registration Statement, which are not described and filed as required. The Company does not have knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the Registration Statement, Pricing Disclosure Package and Prospectus under the caption “Description of Securities,” insofar as it purports to constitute a summary of the terms of the Company’s common stock, and under the captions “Prospectus Summary—Our Management Agreement,” “Prospectus Summary—Overhead Sharing Agreement,” “Prospectus Summary—Tax Structure,” “Prospectus Summary—Our Distribution Policy,” “Prospectus Summary—Restrictions on Ownership and Transfer of our Capital Stock,” “Prospectus Summary—Investment Company Act Exemption,” “Risk Factors—Risks Related to Our Organization and Structure,” “Risk Factors—U.S. Federal Income Tax Risks,” “Distribution Policy,” “Business—Tax Structure,” “Business—Investment Company Act Exemption,” “Our Manager and the Management Agreement—Our Management Agreement,” “Our Management—Compensation of Executive Officers—Compensation Discussion and Analysis—2012 Equity Incentive Plan,” “Certain Relationships and Related Transactions,” “Stock Available for Future Sale,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” and “ERISA Considerations” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(hh) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus which is not so described.

(ii) The Company has no employees.

(jj) The Company has not been notified that any executive officer of the Company or any executive officer or key employee of the Manager or Bimini, or any member of the investment teams of the Company, the Manager or Bimini plan to terminate his, her or their employment with his, her or their current employer. Neither the Company, the Manager, Bimini, nor any executive officer of the Company or executive officer or key employee of the Manager or Bimini is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Manager or Bimini as described in the Registration Statement, Pricing Disclosure Package and Prospectus.

(kk) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each a “Plan”) has been maintained, in all material respects, in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, except for instances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll) The Company has not been required for any period since its inception to file U.S. federal income tax returns. The Company has timely paid all taxes with respect to such periods, subject to permitted extensions. There is no tax lien, whether imposed by any federal, state, local or foreign or other taxing authority, outstanding against the assets, properties or business of the Company, except for such a tax lien for any tax, assessment, governmental or other similar charge which is not yet due and payable.

(mm) The Company (i) is not in violation of its charter or by-laws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) The Company (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s incorporation, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated). Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.

(oo) (i) The Company has established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(pp) Since the date of the most recent balance sheet of the Company reviewed or audited by BDO USA, LLP, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) there have been no significant changes in internal controls over financial reporting that has materially affected the Company’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(qq) The Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its officers and directors, in their respective capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

(rr) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Registration Statement, Pricing Disclosure Package and Prospectus accurately and fully describes, in all material respects, (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ss) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) the Company is in compliance in all material aspects with all statutes, rules and regulations (“Laws”) applicable to the Company, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) the Company possesses all required permits, consents, licenses, patents, franchises, certificates, clearances, approvals, authorizations and supplements or amendment thereto (“Authorizations”) required by any such applicable Law and such required Authorizations are valid and in full force and effect, and the Company is not in violation of any term of any such required Authorizations, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) the Company has not received notice that any of the Internal Revenue Services or any other federal, state or other foreign governmental authority (“Governmental Authority”) has taken, is taking or intends to take action to limit, suspend, modify or revoke any such required Authorizations, or otherwise impair the rights of the holder of any such required Authorization, and neither the Company nor the Manager has any knowledge that any such Governmental Authority is considering such action or that any event has occurred that allows, or after notice or lapse of time would allow, any such limitation, suspension, modification or revocation, or other impairment of the rights of the holder of any such required Authorization, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; and (iv) the Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any such applicable Laws or any such required Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(tt) The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company in or to such rights. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company infringes, misappropriates, or otherwise violates any such rights of others.

(uu) Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) the Company has not violated and is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and (ii) there are no pending or known threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company.

(vv) The Company has not, nor, to the knowledge of the Company, has any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(ww) The operations of the Company have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(xx) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(yy) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Stock to repay any outstanding debt owed to any affiliate of any Underwriter.

(zz) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative have consented in accordance with Section 1(h) or 6(a)(vi) and any Issuer Free Writing Prospectus as set forth on Schedule 3 hereto.

(aaa) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock, and has taken no action which would directly or indirectly violate Regulation M or which would constitute a special selling effort as such term is defined under Regulation M.

(bbb) The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE MKT LLC.

(ccc) All of the information furnished in the FINRA questionnaires provided to the Underwriters or to counsel for the Underwriters by the Company, and, to the Company’s knowledge, (A) its officers and directors and (B) the holders of any securities (debt or equity) or options to acquire any securities of the Company is true, complete and correct in all material respects. Neither the Company nor, to the knowledge of the Company, any of its affiliates (within the meaning of the NASD Conduct Rule 2720(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(ddd) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(eee) Neither the Manager nor, to the knowledge of the Company, any director, officer, employee, representative or agent of the Manager or any affiliates thereof is providing services to the Company, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(fff) At the time of initial filing of the Registration Statement and any Rule 462(b) Registration Statement, the Company was, and on the date hereof the Company is, an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(ggg) The Company (a) has not engaged in any Testing-the-Waters Communications and (b) has not authorized anyone to engage in Testing-the-Waters Communications. “Testing-the-Waters Communications” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Representations and Warranties Regarding the Manager and Bimini. The Manager and Bimini represent and warrant to each Underwriter as of the date hereof, the Applicable Time, and each Delivery Date, and agrees with the Underwriters that:

(a) The information regarding the Manager and Bimini in the Registration Statement, Pricing Disclosure Package and Prospectus is true, correct and complete in all material respects. The Manager has no plan or intention to materially alter its investment policy with respect to the Company as described in the Registration Statement, Pricing Disclosure Package and Prospectus.

(b) The Manager has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus. The Manager is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Manager (a “Manager Material Adverse Effect”). The Manager has no subsidiaries and, with the exception of its relationship with the Company as the Company’s investment manager pursuant to the Management Agreement, does not own or control, directly or indirectly, any corporation, association or other entity.

(c) Bimini has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties. Bimini is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of Bimini (a “Bimini Material Adverse Effect”). All of the issued shares of the Manager are owned directly or indirectly by Bimini, free and clear of all liens, encumbrances, equities or claims. As of the date hereof and immediately prior to the Initial Delivery Date, all of the issued shares of the Company are owned directly or indirectly by Bimini, free and clear of all liens, encumbrances, equities or claims.

(d) The Manager has full right, power and authority to execute and deliver each of the Transaction Documents to which it is a party and the Overhead Sharing Agreement and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents to which it is a party and the Overhead Sharing Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(e) Bimini has full right, power and authority to execute and deliver each of the Transaction Documents to which it is a party and the Overhead Sharing Agreement and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the

Transaction Documents to which it is a party and the Overhead Sharing Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(f) This Agreement has been duly authorized, executed and delivered by the Manager.

(g) This Agreement has been duly authorized, executed and delivered by Bimini.

(h) Each of the Management Agreement, the Investment Allocation Agreement and the Overhead Sharing Agreement has been duly authorized, and on the Initial Delivery Date will have been duly executed and delivered, by the Manager and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(i) Each of the Investment Allocation Agreement, the Registration Rights Agreement, the Warrant Purchase Agreement and the Overhead Sharing Agreement has been duly authorized, and on the Initial Delivery Date will have been duly executed and delivered, by Bimini and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of Bimini enforceable against Bimini in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(j) Except as otherwise stated therein, since the date as of which information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, there has been no Manager Material Adverse Effect or Bimini Material Adverse Effect.

(k) The execution, delivery and performance of this Agreement, the Management Agreement, the Overhead Sharing Agreement and the Investment Advisory Agreement by the Manager and the consummation of the transactions contemplated hereby and thereby and the compliance by the Manager with its obligations under each of the foregoing will not, whether with or without the giving of notice or passage of time, (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Manager, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager is subject; (ii) result in any violation of the provisions of the charter or by-laws of the Manager; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Manager or any of its properties or asset, except in the case of clauses (i) and (iii) as would not reasonably be expected to have a Manager Material Adverse Effect.

(l) The execution, delivery and performance of this Agreement and the Overhead Sharing Agreement by Bimini and the consummation of the transactions contemplated hereby and thereby and the compliance by Bimini with its obligations under each of the foregoing will not, whether with or without the giving of notice or passage of time, (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of Bimini, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which Bimini is a party or by which Bimini is bound or to which any of the property or assets of Bimini is subject; (ii) result in any violation of the provisions of the charter or by-laws of Bimini; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Bimini or any of its properties or assets, except in the case of clauses (i) and (iii) as would not reasonably be expected to have a Bimini Material Adverse Effect.

(m) No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholder of the Manager, is required for the execution, delivery and performance by the Manager of this Agreement, the Management Agreement, the Investment Allocation Agreement and the Overhead Sharing Agreement and the consummation of the transactions contemplated hereby and thereby and in the Registration Statement, Pricing Disclosure Package and Prospectus.

(n) No consent, approval, authorization or order of, or filing or registration of or with, any federal, state, local or foreign court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of Bimini, is required for the execution, delivery and performance by Bimini of this Agreement, the Investment Allocation Agreement and the Overhead Sharing Agreement and the consummation of the transactions contemplated hereby and thereby and in the Registration Statement, Pricing Disclosure Package and Prospectus.

(o) There are no actions, suits, claims, investigations or proceedings pending or, to the Manager’s knowledge, threatened or contemplated to which the Manager or, to the Manager’s knowledge, any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental, regulatory or administrative agency or body, or any self-regulatory organization or other non-governmental regulatory authority that would, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Management Agreement, the Investment Allocation Agreement or the Overhead Sharing Agreement or the consummation of the transactions contemplated hereby or thereby.

(p) (i) the Manager is and at all times has been in compliance in all material aspects with all Laws applicable to the Manager, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) the Manager possesses all such required Authorizations and such required Authorizations are valid and in full force and effect, and the Manager is not in violation of any term of any such required Authorizations, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) the Manager has not received notice that any such Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any such required Authorizations, or otherwise impair the rights of the holder of any such required Authorization, and the Manager has no knowledge that any such Governmental Authority is considering such action or that any event has occurred that allows, or after notice or lapse of time would allow, any such limitation, suspension, modification or revocation, or other impairment of the rights of the holder of any such required Authorization, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; and (iv) the Manager has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any such applicable Laws or any such required Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(q) (i) Bimini is and at all times has been in compliance in all material aspects with all Laws applicable to Bimini, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) Bimini possesses all such required Authorizations and such required Authorizations are valid and in full force and effect, and Bimini is not in violation of any term of any such required Authorizations, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) Bimini has not received notice that any such Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any such required Authorizations, or otherwise impair the rights of the holder of any such required Authorization, and Bimini has no knowledge that any such Governmental Authority is considering such action or that any event has occurred that allows, or after notice or lapse of time would allow, any such limitation, suspension, modification or revocation, or other impairment of the rights of the holder of any such required Authorization, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; and (iv) Bimini has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any such applicable Laws or any such required Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(r) There are no actions, suits, claims, investigations or proceedings pending or, to Bimini’s knowledge, threatened or contemplated to which Bimini or, to Bimini’s knowledge, any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental, regulatory or administrative agency or body, or any self-regulatory organization or other non-governmental regulatory authority that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or a Manager Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Management Agreement, the Investment Allocation Agreement or the Overhead Sharing Agreement or the consummation of the transactions contemplated hereby or thereby.

(s) The Manager has the financial and other resources available to it necessary for the performance of its services and obligations as contemplated in the Management Agreement, Registration Statement, Pricing Disclosure Package and Prospectus and under this Agreement.

(t) Neither of the Manager nor Bimini has been notified that any executive officer of the Company or any executive officer or key employee of the Manager or Bimini, or any member of the investment teams of the Company, the Manager or Bimini plan to terminate his, her or their employment with his, her or their current employer. Neither the Manager, Bimini, nor any executive officer or key employee of the Manager or Bimini is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Manager or Bimini as described in the Management Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(u) The Manager (i) is not in violation of its charter or by-laws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(v) Bimini (i) is not in violation of its charter or by-laws, (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Bimini Material Adverse Effect.

(w) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement as contemplated by the Management Agreement and the Registration Statement, the Preliminary Prospectus and the Prospectus.

(x) Neither the Manager, Bimini or any their respective affiliates (within the meaning of Rule 144 under the Securities Act) has taken or will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(y) At all times from the date of the Company’s formation until the Initial Delivery Date, Bimini owned 100% of the stock of the Company and at all times from the date of the Company’s formation until the Initial Delivery Date, Bimini qualified as a REIT. No person has any right to purchase, hedge, encumber or vote the stock of the Company owned by Bimini.

Any certificate signed by any officer of the Manager or Bimini and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty by the Manager or Bimini, as applicable, as to matters covered thereby, to each Underwriter.

3. Purchase of the Stock by the Underwriters.

(a) Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $         per share, the number of shares of Firm Stock set forth opposite such Underwriter’s name in Schedule I attached hereto, subject to adjustment in accordance with Section 11 hereof. Each Underwriter agrees, severally and not jointly, to offer the shares of Firm Stock to the public as set forth in the Prospectus.

(b) The Company hereby grants to the Representative and its designees an option to purchase from the Company, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Stock, all or any portion of the

Option Stock for a period of forty-five (45) days from the date hereof at the purchase price per share set forth in Section 3(a) hereof less an amount per share equal to any dividends or distributions declared by the Company and payable on each share of the Firm Stock but not payable on any of the Option Stock. Option Stock shall be purchased from the Company for the accounts of the several Underwriters in proportion to the number of Firm Stock set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase fractional Option Stock. No Option Stock shall be sold and delivered unless the Firm Stock previously have been, or simultaneously are, sold and delivered.

(c) At each closing of a purchase of Stock as contemplated hereunder, the Manager shall pay by wire transfer to the Representative commissions equal to 5% of the total purchase price of the Stock being purchased at such closing.

4. Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Representative shall otherwise instruct.

The option granted in Section 3 will expire 45 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representative shall otherwise instruct.

6. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(ii) To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each

Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(vii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Registration Statement, Pricing Disclosure Package and Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as reasonably practicable after the Effective Date an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(ix) To use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its short taxable year ending December 31, 2012 and, unless the Board of Directors determines that it is no longer in the best interests of the Company or its stockholders to maintain the Company’s qualification as a REIT, thereafter;

(x) To not be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment company,” as such term is defined in the Investment Company Act; provided, however, that this provision shall not be applicable and shall have no legal force or effect in the event that the Company becomes deemed an “investment company” solely as a result of the Commission amending, revising, rescinding or otherwise modifying the Investment Company Act, the rules and regulations promulgated thereunder or the Commission’s interpretations and guidance relating thereto after the Initial Delivery Date;

(xi) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(xii) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to equity benefit plans, qualified stock option plans or other equity compensation plans existing on the date hereof including but not limited to the Orchid Island Capital, Inc. 2012 Equity Incentive Plan), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters, and to cause the Manager and each officer and director of the Company set forth on Schedule 2 hereto to furnish to the Representative, prior to the

Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A-1 hereto, and to cause Bimini to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A-2 hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waives such extension in writing;

(xiii) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in Section 6(xii) and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver;

(xiv) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Registration Statement, Pricing Disclosure Package and Prospectus under the caption, “Use of Proceeds;”

(xv) The Company will use its best efforts to maintain the listing of the Common Stock (including the Stock) on the NYSE MKT;

(xvi) To file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder during the period when a Prospectus relating to the Stock is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act. Additionally, the Company shall report the use of proceeds from the issuance of the Stock as may be required under Rule 463 under the Securities Act.

(xvii) Prior to the Initial Delivery Date or any subsequent Delivery Date, as the case may be, except as may be required by law, to issue no press release (other than a quarterly earnings release issued in compliance with Regulation FD under the Exchange Act) or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Stock, without your prior consent.

(xviii) Not, at any time at or after the date of this Agreement, to, directly or indirectly, offer or sell any Stock by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

(xix) In violation of the Securities Act and the Exchange Act, not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(xx) To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a Registrar for its Common Stock.

(xxi) That the Representative is hereby granted the exclusive right (“Offering Right”) during the three-year period following the effective date of the Registration Statement to act as the sole book running manager or sole lead placement agent for any public or private sale of the Company’s or any of the Company’s subsidiaries’ debt or equity securities (excluding sales to directors, officers or employees of the Company, the Manager, Bimini or their affiliates or any issuances or awards under the Company’s 2012 Stock Incentive Plan) by the Company or any of its subsidiaries. Notwithstanding the foregoing, (a) if the aggregate gross proceeds of such public or private sales of debt or equity securities does not equal or exceed $200 million (inclusive of the gross proceeds from the offering of the Stock) as of the second anniversary of the effective date of the Registration Statement, then the Offering Right shall terminate on such second anniversary and (b) the Offering Right shall automatically terminate on the date that the aggregate gross proceeds of such public or private sales of debt or equity securities equals or exceeds $500 million (inclusive of the gross proceeds from the offering of the Stock).

(xxii) To comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(xxiii) To notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the Lock-Up Period.

(b) Each Underwriter severally and not jointly, covenants and agrees with the Company that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7. Certain Agreements of the Manager and Bimini. Each of the Manager and Bimini agree that, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, it shall notify the Representative and the Company of the occurrence of any material events respecting its activities or condition, financial or otherwise, and each of the Manager and Bimini will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading. The Manager and Bimini each agree not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

8. Expenses. The Manager agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay, at the earlier of the Initial Closing Date and the date this Agreement is terminated, all costs, expenses, fees (including the Company’s legal and accounting fees), stamp duties, and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters in an amount not to exceed $20,000); (f) the listing of the Stock on the NYSE MKT and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(xi) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in amount not to exceed $5,000); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in any non-U.S. country in which the offering of Stock is made (including related fees and expenses of counsel to the Underwriters in such country); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow and travel and lodging expenses of the Company ;provided, however, that the Representative will pay its own travel and lodging expenses; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Stock made by the Underwriters.

9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; the Registration Statement shall have become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction; and all necessary regulatory or stock exchange approvals shall have been received.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Graubard Miller, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) No prospectus or amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Representative shall have objected in writing.

(d) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e) Hunton & Williams LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-1.

(f) Hunton & Williams LLP shall have furnished to the Representative its written opinion, as tax counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-2.

(g) Venable LLP shall have furnished to the Representative its written opinion, as special Maryland law counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-3.

(h) The Representative shall have received from Graubard Miller, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) At the time of execution of this Agreement, the Representative shall have received from BDO USA, LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) With respect to the letter of BDO USA, LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(k) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer in the form set forth in Exhibit C-1 hereto.

(l) The Manager shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer in the form set forth in Exhibit C-2 hereto.

(m) Bimini shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer in the form set forth in Exhibit C-3 hereto.

(n) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Financial Officer substantially in the form of Exhibit C-4 hereto.

(o) (i) The Company shall not have sustained, since the date of the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded to the debt securities or preferred stock of the Company, if any, by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange (the “NYSE”) or the NASDAQ Stock Market, or trading in any securities of the Company on the NYSE, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on the NYSE by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(r) The NYSE MKT shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(s) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Stock.

(t) The Lock-Up Agreements between the Representative and (i) the officers and directors of the Company set forth on Schedule 2, (ii) the Manager and (iii) Bimini, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(u) On the Initial Delivery Date, each of the Investment Allocation Agreement and the Overhead Sharing Agreement shall be in full force and effect.

(v) On the Initial Delivery Date, the Management Agreement shall be in full force and effect.

(w) On or before the Initial Delivery Date, the Company shall have declared and effected the Stock Dividend.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10. Indemnification and Contribution.

(a) The Company, the Manager and Bimini, joint and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) the Pricing Disclosure Package or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) in any Testing-the-Waters Communication, (D) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (E) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (F) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) (A) the omission or alleged omission to state in the Registration Statement any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Pricing Disclosure

Package, the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company, the Manager and Bimini shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Manager and Bimini, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company, the Manager or Bimini within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Manager or Bimini or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) (A) the omission or alleged omission to state in the Registration Statement any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the

Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Manager, Bimini or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable fees and expenses of one separate counsel (and any additional local counsels) shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Manager and Bimini, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Manager and Bimini, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Manager and Bimini, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts, commissions and payments received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table, and the footnotes thereto, on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Manager and Bimini or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Manager and Bimini and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures, the eighth paragraph and the subsections entitled “Stabilization, Short Positions and Penalty Bids,” and “Discretionary Sales” appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

11. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12. Termination. Until the Initial Delivery Date, this Agreement may be terminated by the Representative by giving notice (in the manner prescribed by Section 16 hereof) to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the Initial Delivery Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter; (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange (the “NYSE”) or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NYSE or Nasdaq or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium has been declared by Federal or New York authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States which, in the Representative’s reasonable judgment, makes it inadvisable to proceed with the delivery of the Securities; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency has occurred if, in the Representative’s reasonable judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 8 and 10 hereof.

13. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Manager shall be jointly liable to, and shall, pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor the Manager shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

14. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty. Each of the Transaction Entities acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any Transaction Entity and any other person, on the one hand, and the Underwriters, on the other, exists in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Transaction Entities, including, without limitation, with respect to the determination of the public offering price of the Stock, and the purchase and sale of the Stock pursuant to this Agreement, including the determination of the initial public offering price of the Stock and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (iii) any duties and obligations that the Underwriters may have to the Transaction Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Transaction Entities. Each of the Transaction Entities hereby waives any claims that the Transaction Entities may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, New York, New York 1002, Attention: Steven Kaplan (Fax: (212) 409-2169), with a copy, in the case of any notice pursuant to Section 10(d), to Graubard Miller, 405 Lexington Avenue, 19th Floor, New York, New York 10174, Attention: David Alan Miller, Esq. (Fax: 212-818-8881); and

(b) if to the Company or the Transaction Entities, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Robert E. Cauley (Fax: (772-231-8896); and with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: S. Gregory Cope, Esq. (Fax: 804-343-4833).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Ladenburg Thalmann & Co. Inc. as the Representative.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Transaction Entities and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of the directors of the Transaction Entities, the officers of the Company who have signed the Registration Statement and any person controlling the Company or the Manager within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Manager, Bimini and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

20. Trial by Jury. Each of the Company, the Manager and Bimini (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

22. Submission to Jurisdiction, Etc. The Transaction Entities hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

23. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

24. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, Bimini, the Manager and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ORCHID ISLAND CAPITAL, INC.

By:
Name:
Title:

BIMINI CAPITAL MANAGEMENT, INC.

By:
Name:
Title:

BIMINI ADVISORS, LLC

By:
Name:
Title:

Accepted:

LADENBURG THALMANN & CO. INC.

For themselves and as Representative of the several Underwriters named in Schedule 1 hereto

By:
Authorized Representative

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock

Ladenburg Thalmann & Co. Inc.

Total

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

Bimini Advisors, Inc.

Robert E. Cauley

G. Hunter Haas IV

W. Coleman Bitting

John B. Van Heuvelen

Jerry Sintes

Ava Parker

Frank Filipps

SCHEDULE 3

ORALLY CONVEYED PRICING INFORMATION

1. [Public offering price]

2. [Number of shares offered]

FREE WRITING PROSPECTUS

[None]

Exhibit A-1

LOCK-UP LETTER AGREEMENT

LADENBURG THALMANN & CO. INC.

As Representative of the several

Underwriters named in Schedule 1 attached hereto,

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $[—] per share (the “Common Stock”), of Orchid Island Capital, Inc., a Maryland corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, effective as of the Initial Delivery Date (as defined in the Underwriting Agreement), without the prior written consent of Ladenburg Thalmann & Co. Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock by bona fide gift, will or intestate succession or to a trust for the benefit of the undersigned or members of the undersigned’s “immediate family”, which shall mean any relationship by blood, marriage or adoption, not more remote than first cousin;

provided, however, (a) that each resulting transferee of Common Stock executes and delivers to you an agreement satisfactory to you in which such transferee agrees to be bound by the terms of this Agreement for the remainder of the Lock-Up Period and confirms that it has been in compliance with the terms hereof since the date hereof as if it had been an original party hereto, and (b) any such transfer fully complies with, and is not required to be or voluntarily disclosed or reported under, applicable law, including, but not limited to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder (other than on a Form 5 made after the expiration of the 180-day period referred to above).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless such extension is waived in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:	, 2012

3

Exhibit A-2

LOCK-UP LETTER AGREEMENT

LADENBURG THALMANN & CO. INC.,

As Representative of the several

Underwriters named in Schedule 1 attached hereto,

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $[—] per share (the “Common Stock”), of Orchid Island Capital, Inc., a Maryland corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, effective as of the Initial Delivery Date (as defined in the Underwriting Agreement), without the prior written consent of Ladenburg Thalmann & Co. Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock or Warrants, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, Warrants or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock, Warrants or securities convertible into or exercisable or exchangeable for Common Stock, Warrants or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company

1

announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless such extension is waived in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

Any of the securities subject to this Lock-Up Agreement may be released in whole or part from the terms hereof only upon the approval of Ladenburg Thalmann & Co. Inc. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. Any release or waiver granted by Ladenburg Thalmann & Co. Inc. hereunder shall only be effective two business days after the publication date of a press release by the Company through a major news service announcing the release or waiver.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

BIMINI CAPITAL MANAGEMENT, INC

By:
Name:
Title:

Dated:	, 2012

3

EXHIBIT B-1

FORM OF OPINION OF ISSUER’S COUNSEL

[TO COME]

B-1-1

EXHIBIT B-2

FORM OF TAX OPINION OF ISSUER’S COUNSEL

[TO COME]

B-2-1

EXHIBIT B-3

FORM OF OPINION OF ISSUER’S MARYLAND COUNSEL

[TO COME]

B-3-1

EXHIBIT C-1

CERTIFICATE OF THE ISSUER

[TO COME]

C-1-1

EXHIBIT C-2

CERTIFICATE OF THE MANAGER

[TO COME]

C-2-1

EXHIBIT C-3

CERTIFICATE OF BIMINI

[TO COME]

C-3-1

EXHIBIT C-4

CERTIFICATE OF THE ISSUER’S CHIEF FINANCIAL OFFICER

[TO COME]

C-4-1